UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2012

SANTARUS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-50651	33-0734433
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3721 Valley Centre Drive, Suite 400, San Diego, California 92130

(Address of Principal Executive Offices) (Zip Code)

(858) 314-5700

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On June 12, 2012, the Compensation Committee of the Board of Directors (the “Board”) of Santarus, Inc. (the “Company”) adopted the Santarus, Inc. Deferred Compensation Plan (the “Plan”) for a select group of highly compensated employees of the Company, including its executive officers, pursuant to which participants may elect to defer receipt of compensation from the Company for purposes of retirement or otherwise. The Plan will be administered by a committee comprised of certain members of the Company’s management, which committee will have full authority and discretion to amend, interpret and enforce all appropriate rules for the administration of the Plan, subject to certain limited exceptions. The Plan is intended to be a nonqualified deferred compensation plan. The Plan represents an unfunded obligation of the Company, and participants in the Plan are unsecured creditors of the Company.

The Plan allows for deferrals by participants of up to 50% of base salary, and up to 100% of bonuses and performance-based compensation. A participant in the Plan may elect to have the participant’s account credited with investment gains and losses by assuming that deferred amounts were invested in one or more hypothetical investment fund options selected by the participant. Participants are permitted to change their investment elections at any time. Plan participants are always 100% vested in the amount they defer and the earnings, gains and losses credited to their accounts. A Plan participant is entitled to receive a distribution under the Plan upon such participant’s separation from service or disability or upon an unforeseeable emergency or a change in control, in each case, within the meaning of, or in accordance with, Section 409A of the Internal Revenue Code (“Section 409A”), as well as in the event of the participant’s death or at the time specified by the participant for an in-service or education distribution. Any acceleration in the time or schedule of any payment due under the Plan is prohibited, except as provided under Section 409A. Distributions may be made in a lump sum or in installments, based upon the participant’s election as allowed under the Plan.

The foregoing description of the Plan is a summary only and is qualified by the full text of the Plan document and ancillary documents thereto, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANTARUS, INC.

Date: June 15, 2012	By:	/s/ Gerald T. Proehl
		Name:	Gerald T. Proehl
		Title:	President and Chief Executive Officer